EXHIBIT 99.1

VANGUARD HEALTH SYSTEMS APPOINTS FORMER
TENNESSEE GOVERNOR TO BOARD OF DIRECTORS

NASHVILLE, TN - October 13, 2011 -  Vanguard Health Systems, Inc. (NYSE: VHS) announced that Philip N. Bredesen has joined the Company’s Board of Directors.

“Phil is a true visionary and thought leader. As a successful Governor, Mayor and entrepreneur, he brings unique experiences and perspectives to assist Vanguard in developing a transformative health care business model and drive sustainable growth. The addition of Phil to the Board will further diversify the outstanding talents and wide-ranging experience that our directors already bring to Vanguard,” said Charlie Martin, Vanguard’s Chairman and CEO. “We are pleased he has agreed to become a member of Vanguard Health Systems’ Board of Directors.”

Mr. Bredesen served as the Governor of Tennessee from 2003 to 2011. As Governor, he had many accomplishments, including taking control of the State Medicaid program and leadingsuccessful public health efforts to reduce teenage smoking and infant mortality. He was a leader nationally in eHealth initiatives and served as the Democratic co-chair of the National Governor’s Association (NGA) task force on health reform. He was also an Executive Committee member of the NGA and served for three years as the policy chair of the Democratic Governor’s Association.

Prior to serving as Governor of Tennessee, Mr. Bredesen served as the two-term Mayor of Nashville, Tennessee from 1991 to 1999. He was recognized for his downtown revitalization, including recruiting the NFL Tennessee Titans and the NHL Nashville Predators.

In the private sector, Mr. Bredesen started a health care management company from his home in 1980 that by 1986 had become a successful public company that was listed on the New York Stock Exchange. He also helped start several other health care ventures, including Coventry Health Care, Inc., now a Fortune 500 health care provider, where he was a founder and board chairman.

Mr. Bredesen is also the recent author of the book, Fresh Medicine: How to Fix Reform and Build a Sustainable Health Care System, and frequently speaks to national audiences on health care, political leadership, and other topics.

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Mr. Bredesen attended Harvard University, graduating with a degree in physics.

About Vanguard Health Systems www.vanguardhealth.com

Vanguard owns and operates 28 acute care and specialty hospitals and complementary facilities and services in metropolitan Chicago, Illinois; metropolitan Phoenix, Arizona; metropolitan Detroit, Michigan; San Antonio, Texas; Harlingen and Brownsville, Texas; and Worcester and metropolitan Boston, Massachusetts. Vanguard's strategy is to develop locally branded, comprehensive health care delivery networks in urban markets.

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to qualify for the safe harbor protections from liability provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those statements that are based upon management's current plans and expectations as opposed to historical and current facts and are often identified by use of words including but not limited to "may," "believe," "will," "project," "expect," "estimate," "anticipate," and "plan." These statements are based upon estimates and assumptions made by Vanguard's management that, although believed to be reasonable, are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those expressed in any forward-looking statements. These factors, risks and uncertainties are more fully described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended June 30, 2011, our Quarterly Reports on Form 10-Q, and periodic reports on Form 8-K. As a result of these factors, risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements. Vanguard undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:         Gary Willis, Chief Accounting Officer, Vanguard Health Systems
                                  Phone: (615) 665-6098
                                  gwillis@vanguardhealth.com

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